SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Lazare Kaplan International Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                        Lazare Kaplan International Inc.
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

   _____________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid: ________________________________________________

    (2) Form, Schedule or Registration Statement No. ___________________________

    (3) Filing party: __________________________________________________________

    (4) Date filed: ____________________________________________________________

___________
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[Logo]

                        LAZARE KAPLAN INTERNATIONAL INC.
                                529 Fifth Avenue
                            New York, New York 10017

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, November 3, 1994

                            ------------------------

     The Annual Meeting of Stockholders of Lazare Kaplan International Inc. will be held on Thursday, November 3, 1994 at 11:00 A.M. at Chemical Banking Corp., 270 Park Avenue, 3rd Floor, Auditorium, New York, New York 10017 for the following purposes:

     1.   To elect directors for the ensuing year;

     2. To ratify the appointment of Ernst & Young, independent certified public accountants, as auditors for the Company for the fiscal year ending May 31, 1995; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 12, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

                                    By Order of the Board of Directors,

                                    LEON TEMPELSMAN,
                                    President

New York, New York
September 23, 1994

- - --------------------------------------------------------------------------------
                                   IMPORTANT

          Management invites you to attend the meeting in person, but if you are unable to be present personally, please date,
          sign and return the enclosed proxy as promptly as possible.
          No postage is required if the proxy is returned in the
          enclosed envelope and mailed in the United States.
- - --------------------------------------------------------------------------------

                        LAZARE KAPLAN INTERNATIONAL INC.

                                529 Fifth Avenue
                            New York, New York 10017
                           --------------------------

                                PROXY STATEMENT

                            ------------------------

                      1994 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to stockholders of Lazare Kaplan International Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. on Thursday, November 3, 1994 at Chemical Banking Corp., 270 Park Avenue, 3rd Floor, Auditorium, New York, New York, and any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended May 31, 1994 are first being sent to stockholders of the Company on or about September 23, 1994.

     The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 12, 1994 (the "Record Date"). On the Record Date, there were issued and outstanding 6,131,606 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. Presence in person or by proxy of holders of 3,065,804 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including the ratification of the selection of Ernst & Young as independent auditors for the current fiscal year. In accordance with applicable law, all stockholders of record on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though a stockholder may interpret such action differently. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares of Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "nonvoted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered nonvoted shares).

     A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the persons nominated herein as directors and (ii) the ratification of the selection of Ernst & Young as the Company's independent auditors for the current fiscal year; as well as FOR the transaction of such other business as properly may come before the Annual Meeting.

     Each proxy granted may be revoked by the person who granted it at any time
(i) by giving written notice to such effect to the Secretary of the Company,
(ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

                            1. ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. The eight nominees for directors consist of persons currently serving as directors of the Company.

     Set forth below are the names, principal occupations and certain other information concerning the nominees.

                                    Positions and Offices With          Director
           Name                  Company or Principal Occupation          Since       Age
           ----                  --------------------------------        -------      ---
Maurice Tempelsman...........    Chairman of the Board of                  1984       65
                                   the Company since April 1984;
                                   General Partner of Leon
                                   Tempelsman & Son, an investment
                                   limited partnership

Leon Tempelsman..............    Vice Chairman of the Board of             1984       38
                                   the Company since April 1984;
                                   President of the Company since
                                   April 1986; General Partner of
                                   Leon Tempelsman & Son since
                                   January 1984

George R. Kaplan.............    Vice Chairman of the Board of             1972       76
                                   the Company since April 1984

Lucien Burstein..............    Partner, Warshaw Burstein                 1984       72
                                   Cohen Schlesinger & Kuh, Attorneys;
                                   Secretary of the Company since 1984

Michael W. Butterwick........    Business Consultant                       1982       67

Myer Feldman.................    Partner, Ginsburg, Feldman and            1984       77
                                   Bress, Chartered Attorneys

Robert Speisman..............    Vice President -- Sales of the            1989       41
                                   Company since April 1986

Sheldon L. Ginsberg..........    Vice President and Chief                  1989       40
                                   Financial Officer of the Company
                                   since April 1991; Vice President --
                                   Finance from January 1986 through
                                   April 1991


     Unless directed to the contrary, the persons named in the proxy will vote the shares represented thereby FOR the election of the nominees listed above. Management is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for the election of such other person or persons as management may recommend.

     The Company has standing Audit and Compensation Committees of the Board of Directors. The current members of each committee hold office until the next Annual Meeting of the Board of Directors and until their respective successors have been elected and qualified. The Audit Committee consists of Michael W. Butterwick, Lucien Burstein and Myer Feldman. The Compensation Committee consists of Maurice Tempelsman, Michael W. Butterwick, Myer Feldman and Lucien Burstein.

     The Audit Committee is authorized to confer with the auditors and financial officers of the Company, review reports submitted by the auditors, establish or review, and monitor compliance with codes of conduct of the Company, inquire about procedures for compliance with laws and regulations relating to the management of the Company, and report and make recommendations to the Board of Directors. The Compensation Committee is responsible for recommending to the Board of Directors policies with respect to compensation and benefits of the Chairman of the Board, Vice Chairmen of the Board and President of the Company, for fixing the compensation and benefits of other officers and employees of the Company and its subsidiaries whose compensation is $75,000 per year or more and administering the Company's 1988 Stock Option Incentive Plan (the "Plan") including the designating of employees to be granted options, prescribing the terms and conditions of options granted under the Plan, interpreting the Plan and making all other determinations deemed necessary for the administration of the Plan. The Company formerly had a standing Stock Option Committee, which was responsible for administering the Plan, but this committee was consolidated with the Compensation Committee by the Board of Directors in the third quarter of the fiscal year ended May 31, 1994. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

     During the fiscal year ended May 31, 1994, there were four meetings of the Board of Directors, one meeting of the Audit Committee, and one meeting of the newly consolidated Compensation Committee. In addition, action was taken by unanimous written consent of the former Stock Option Committee and the Executive Committee of the Board of Directors. Each incumbent director attended at least 75% of the total number of meetings of the Board and all of the committees thereof on which he served during the fiscal year. All outside directors receive a fee equal to $1,250 per quarter. Mr. Lucien Burstein, an outside director, credits his fee against legal fees of Warshaw Burstein Cohen Schlesinger & Kuh incurred by the Company for each period for which a directors' fee is paid.

Security Ownership

     The following table sets forth information regarding the ownership shares of the Company's Common Stock as of September 12, 1994 by those persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and upon questionnaires submitted by such persons to the Company in connection with the preparation of this proxy statement. Except as noted in the footnotes, such persons have indicated that they have the sole power to vote and to dispose of their respective shares of the Company's Common Stock.

- - -------------------------------------------------------------------------------
       Name and Address                        Amount and            Percent of
     of Beneficial Owner                       Nature of               Class
                                               Beneficial
                                               Ownership
- - -------------------------------------------------------------------------------

   Maurice Tempelsman(1)                        3,985,130               65.0%
   529 Fifth Avenue
   New York, New York 10017
- - -------------------------------------------------------------------------------

   Leon Tempelsman(1)(2)                        1,788,114               28.6%
   529 Fifth Avenue
   New York, New York 10017
- - -------------------------------------------------------------------------------

   Dimensional Fund Advisors, Inc.(3)             344,300                5.6%
   Ocean Avenue
   Suite 650
   Santa Monica, CA 90401
- - -------------------------------------------------------------------------------

   Adrienne Arsht(4)                              334,954                5.5%
   1250 Connecticut Avenue, NW
   Washington, D. C. 20036
- - -------------------------------------------------------------------------------

(1) Number and percentage of shares include the 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ("LTS") of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(2) Number and percentage of shares include 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 26,725 shares owned by his sister, Marcy Tempelsman, 28,401 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Number and percentage of shares also include 28,401 shares held by Leon Tempelsman as custodian for his children, 118,699 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Company's 1988 Stock Option Incentive Plan (the "Plan"), 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose and 26,816 shares owned by Mr. Tempelsman directly.

(3) Includes shares owned in portfolios of DFA Investment Dimensions Group Inc. and the DFA Investment Trust Company, open-end investment companies registered under the Investment Act of 1940, or the DFA Group Trust Company and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional Fund Advisors Inc., a registered investment advisor, serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

(4)  Adrienne Arsht is the wife of Myer Feldman, a director of the Company.

     The following table reflects as of September 12, 1994 the beneficial ownership of shares of Common Stock of the Company by each of the directors, nominees, executive officers by all directors and officers as a group.

- - -------------------------------------------------------------------------------

        Name                               Amount and          Percent of Class
                                            Nature of
                                      Beneficial Ownership
- - -------------------------------------------------------------------------------

   Maurice Tempelsman(1)(2)                3,985,130                  65.0%
- - -------------------------------------------------------------------------------
   Leon Tempelsman(1)(2)(3)                1,788,114                  28.6%
- - -------------------------------------------------------------------------------
   George R. Kaplan(4)                        23,965                   0.4%
- - -------------------------------------------------------------------------------
   Lucien Burstein                             1,500         less than 0.1%
- - -------------------------------------------------------------------------------
   Michael W. Butterwick                           0                   0.0%
- - -------------------------------------------------------------------------------
   Myer Feldman(5)                                 0                   0.0%
- - -------------------------------------------------------------------------------
   Robert Speisman(1)(6)                      28,532                   0.5%
- - -------------------------------------------------------------------------------
   Sheldon L. Ginsberg(7)                     32,037                   0.5%
- - -------------------------------------------------------------------------------
   All directors and officers as a
   group (1)-(7)                           4,330,862                  68.6%
- - -------------------------------------------------------------------------------

(1) Maurice Tempelsman, the Chairman of the Board and a director of the Company, is the father of Leon Tempelsman and the father-in-law of Robert Speisman, Vice President -- Sales of the Company. Each of Maurice Tempelsman, Leon Tempelsman and Robert Speisman disclaims beneficial ownership of shares beneficially owned by the others.

(2) Number and percentage of shares include the 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ("LTS") of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(3) Number and percentage of shares include 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 26,725 shares owned by his sister, Marcy Tempelsman, 28,401 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Number and percentage of shares also include 28,401 shares held by Leon Tempelsman as custodian for his children, 118,699 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plan, 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose and 26,816 shares owned by Mr. Tempelsman directly.

(4) Number and percentage of shares do not include 1,500 shares owned by the spouse of George Kaplan, the beneficial ownership of which is disclaimed by Mr. Kaplan.

(5) Number and percentage of shares do not include 334,954 shares owned by Adrienne Arsht, the wife of Myer Feldman, the beneficial ownership of which is disclaimed by Myer Feldman.

(6) Number and percentage of shares do not include the 1,528,416 shares owned by LTS, of which Rena Speisman, the wife of Robert Speisman, is a limited partner. Number and percentage of shares also do not include 55,217 shares owned by Rena Speisman for herself or as custodian for the children of Robert and Rena Speisman, as to all of which beneficial ownership is disclaimed by Robert Speisman. Number and percentage include 28,532 shares which are the subject of currently exercisable options granted to Robert Speisman pursuant to the Plan.

(7) Number and percentage include an aggregate of 30,866 shares which are the subject of currently exercisable options granted to Sheldon L. Ginsberg pursuant to the Plan and 1,171 shares owned by Mr. Ginsberg directly.

Board Compensation Committee Report on Executive Compensation

     The Company's executive cash compensation program and the Plan are administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of four nonemployee directors, none of which are eligible to participate in the Plan. The Compensation Committee annually recommends the cash compensation and benefits for the Chairman, Vice Chairmen, President and all employees of the Company earning more than $75,000. In its administration of the Plan, the Compensation Committee, in its sole discretion, determines option recipients and the number of shares subject to each option. Following Compensation Committee review and approval, all matters relating to executive compensation (other than the granting of stock options) are submitted to the full Board for approval.

Compensation Policies

     The following policies are used by the Compensation Committee to set a general framework within which specific compensation decisions are made.

     o The Company's executive pay program is intended to attract and retain top management talent and to motivate and reward performance.

     o Incentive compensation varies with relative Company performance and a given individual's contribution to that performance.

     o The Company's 1988 Stock Option Incentive Plan is designed to reinforce and encourage achievement of the Company's short-term and long-term financial and strategic goals by aligning the interests of certain key Company employees and the Company's stockholders.


Components of Compensation

     Base Salary

     The Compensation Committee determines base salary levels by evaluating individual performance with specific input from the President (excluding input for his own performance). Increases in base salary are based upon periodic evaluations of such factors as demonstrated leadership ability, competitive trends within the industry, level of responsibility, and overall perceived future contribution to the Company.

     Cash Bonus

     Bonus payments are recommended to the Board by the Compensation Committee for employees it feels have performed exceptionally during the past year. This component of the compensation package is designed to reward past performance and encourage similarly exceptional future performance. Bonuses are paid after the end of the fiscal year to which they relate.

     Matching 401(k) Plan

     The Company offers all full-time employees the opportunity to participate in a matching 401(k) plan. Employees may participate up to an annual maximum which is the lesser of 20% of the employee's compensation or $9,240 (dependent upon adjustments by the U. S. Secretary of the Treasury). The Company will match those contributions in an amount equal to $.50 for every pre-tax dollar contributed by the employee up to a minimum of the first 6% of the employee's compensation to a maximum of $20,000, provided the Company's pre-tax earnings exceed $3.5 million for the fiscal year ending within the calendar year to which the matching contribution relates.

     Stock Option Grants

     The Company periodically grants stock options in order to provide certain of its key employees with a competitive total compensation package, a long-term incentive award and to reward them for their contribution to the ongoing process of achieving the Company's long-term goals. These grants are also intended to align the interests of the Company's key employees with those of the stockholders, thereby encouraging these employees to increase stockholder value.

     The Company's 1988 Stock Option Incentive Plan (the "Plan") is administered by a Compensation Committee consisting of four directors of the Company who are not eligible to participate in such plan. The Compensation Committee, in its sole discretion, determines option recipients and the number of shares subject to each option. In determining the number of shares to be covered by each option, the Compensation Committee takes into account the present and potential contributions of the respective participants to the success of the Company, the anticipated number of years of effective service remaining and such other factors as the Compensation Committee deems relevant in connection with accomplishing the purposes of the Plan.

     Each option granted under the Plan expires ten years after the date of grant and is exercisable at the fair market value of the shares subject to the option on the date of grant; except that incentive stock options granted to any person who, at the time the option is granted, owns stock possessing more than 10% of the combined voting power of all classes of the stock of the Company, expire five years after the date of grant and are exercisable at 110% of the fair market value of the shares subject to the option on the day immediately preceding the day of grant.

Compensation of the President

     Mr. Leon Tempelsman's salary was not increased from its fiscal 1994 level of $50,000 and has remained at the same level since 1984. Mr. Tempelsman's salary clearly stands well below those of executives with similar responsibilities in companies of similar market capitalization. During fiscal 1994, the Compensation Committee granted 38,500 incentive stock options to Mr. Tempelsman as a long-term incentive to encourage him to continue his efforts to increase shareholder value and to make his total compensation package more competitive. The Compensation Committee recognizes Mr. Tempelsman's contribution to the overall management of the Company and the Company's retention of its strategic and market positions in the world diamond market.

                                                Compensation Committee
                                                Maurice Tempelsman
                                                Lucien Burstein
                                                Myer Feldman
                                                Michael W. Butterwick

Executive Compensation

Summary of Compensation in fiscal 1992, fiscal 1993 and fiscal 1994

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and the other most highly compensated executive officers of the Company earning more than $100,000 during the fiscal years ended May 31, 1992, May 31, 1993 and May 31, 1994.

                                          Annual Compensation                     Long-Term
                          ---------------------------------------------------   Compensation
                                                                               --------------

                                                                                   Awards
                                                                               -------------
                                                                    Other
    Name and               Fiscal                                   Annual         Options       All other
Principal Position          Year      Salary         Bonus       Compensation     (shares)     Compensation(4)
- - -----------------          ------     ------         -----       ------------      ------      ---------------

Leon Tempelsman             1994     $ 50,000           0              0           38,500              0
  Vice Chairman of the      1993     $ 50,000           0              0          150,550(2)           0
  Board and President       1992     $ 50,000           0              0           55,000           $600

Sheldon L. Ginsberg         1994     $157,000     $17,000(1)           0           10,500              0
  Vice President and        1993     $148,000     $16,000(1)           0           35,800(3)           0
  Chief Financial Officer   1992     $142,000     $20,000(1)           0           15,000           $600


- - ---------------------------------

(1) Bonuses are determined by the Compensation Committee based on the executive's performance. Bonus amounts are paid after the end of the fiscal year to which they relate. See Compensation Committee Report, page 6.

(2) Represents incentive stock options granted under the Plan (a) on August 14, 1992 in substitution for canceled options previously granted under the Plan, which options are exercisable to purchase 95,550 shares of Common Stock at an exercise price of $5.638 per share and (b) on April 13, 1993, which options are exercisable to purchase 55,000 shares of Common Stock at an exercise price of $6.60 per share.

(3) Represents incentive stock options granted under the Plan (a) on August 14, 1992 in substitution for canceled options previously granted under the Plan, which options are exercisable to purchase 20,800 shares of Common Stock at an exercise price of $5.125 per share and (b) on April 13, 1993, which options are exercisable to purchase 15,000 shares of Common Stock at an exercise price of $6.00 per share.

(4) Represents a matching contribution made by the Company to the Company's 401(k) plan on behalf of Messrs. Tempelsman and Ginsberg.

Stock Options Granted in Fiscal 1994

     The following table sets forth information concerning individual grants of stock options made during fiscal year ended May 31, 1994 to each executive officer listed in the Summary Compensation Table. The Company did not grant any stock appreciation rights during fiscal 1994.



                                   Individual Grants in Fiscal 1994
                         -------------------------------------------------------
                                                                                              Potential
                                        % of Total                                       Realizable Value at
                          Number of      Options/                                           Assumed Annual
                         Securities        SARs                                          Rates of Stock Price
                         Underlying     Granted to                                         Appreciation for
                        Options/SARs    Employees        Exercise                           Option Term(2)
                           Granted      in Fiscal     or Base Price   Expiration       -----------------------
Name                     (shares)(1)       Year        (per share)       Date             5%             10%
- - ----                    ------------    ----------    -------------   ----------          --             --

Leon Tempelsman            38,500         37.84%          $8.387        1/14/99        $51,769        $149,886

Sheldon L. Ginsberg        10,500         10.32%          $7.625        1/14/04        $50,351        $127,599


- - --------------------

(1) All of such options become exercisable as to one-third (1/3) of the shares included in the grant, commencing on December 15 in the year of the grant. The right to purchase stock pursuant to all options outstanding is cumulative, and the optionees may exercise the right to purchase stock at any time and from time to time after the option has become exercisable and prior to the expiration, termination or surrender of the option.

     Each optionee who receives an option under the Plan agrees (a) to remain in the employ of either of the Company or its subsidiaries for at least one year from the date the option is granted but in no event later than the optionee's 70th birthday and (b) to refrain from engaging in the diamond business, directly or indirectly, for a period of two years after his or her employment by the Company or a subsidiary terminates. If an optionee fails to comply with either part of such an agreement, the Compensation Committee, in its discretion, may require the optionee to resell to the Company all shares purchased pursuant to the option exercise price and to repay the Company any amounts paid to the optionee upon the surrender of all or part of an option.

     In the event of the termination of employment for any reason of an optionee, the option may be exercised or surrendered by the optionee or his or her legal representative within such period as may be provided in the option instrument not to exceed the earlier of the balance of the option term or three months from the date of termination (one year in the case of a disabled employee or in the event of death); provided that the Compensation Committee may, in its absolute discretion, authorize the purchase of such additional shares subject to options as are not then exercisable.

(2) Based upon the per share market price on the date of grant, which was $7.625 on January 14, 1994, and an annual appreciation at the rate stated of such market price through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state laws.

Stock Options Held at End of Fiscal 1994

     The following table indicates the total number of exercisable and unexercisable stock options held by each executive officer named in the Summary Compensation Table as of May 31, 1994. No options to purchase Common Stock were exercised during fiscal 1994 and no stock appreciation rights were outstanding during fiscal 1994.


                                          Number of Securities                   Value of Unexercised
                                         Underlying Unexercised                In-the-Money Options/SARs
                                      Options/SARs at May 31, 1994                  at May 31, 1994
                                      ----------------------------             -------------------------

    Name                             Exercisable        Unexercisable       Exercisable        Unexercisable
    ----                             -----------        -------------       -----------        -------------

Leon Tempelsman                       118,699             125,351            $331,320            $247,014

Sheldon L. Ginsberg                    30,866              32,434            $102,873            $ 82,253


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     The Company has no employment contract with either Mr. Leon Tempelsman or Mr. Ginsberg. Other than the Plan, the Company does not have any program providing compensation to its executive officers which is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. The incentive stock options granted to Messrs. Tempelsman and Ginsberg provide that if their respective employments are terminated for any reason other than death or retirement, the options must be exercised within the earlier of the balance of the option period or three months from the date of termination (one year in the case of termination as a result of disability).

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors consists of Maurice Tempelsman, Myer Feldman, Michael W. Butterwick and Lucien Burstein. Messrs. Feldman, Butterwick and Burstein are outside directors of the Company. Neither Mr. Butterwick nor Mr. Feldman is an officer of the Company. Mr. Burstein is Secretary of the Company. None of Messrs. Butterwick, Feldman or Burstein is affiliated with any principal stockholder of the Company. Maurice Tempelsman is the Chairman of the Board of the Company and the father of Leon Tempelsman, Vice Chairman of the Board and President of the Company.

Comparative Performance by the Company

     The following graph compares the market performance of the Company's Common Stock for the previous five fiscal years to the American Stock Exchange Market Value Index (the "AMEX Index") and a peer group of companies in the fine jewelry and accessories industry (the "Peer Group").

                  Lazare       Amex       Industry
      Date        Kaplan     Composite     Group
    ----------------------------------------------
     5/31/89      100.000     100.000     100.000
     6/30/89       91.139      99.859      96.843
     7/31/89      215.190     104.682     110.775
     8/31/89      169.620     106.400     125.215
     9/29/89      156.962     107.627     115.749
    10/31/89      151.899     102.519     109.633
    11/30/89      164.557     103.761     112.705
    12/29/89      162.025     105.054     108.537
     1/31/90      189.873      96.699      93.856
     2/28/90      288.608      97.931      89.179
     3/30/90      298.734     100.233     102.047
     4/30/90      336.709      96.518      95.473
     5/31/90      329.114     103.361     102.296
     6/29/90      546.835     103.170     101.210
     7/31/90      346.835      99.540      98.405
     8/31/90      273.418      88.784      80.548
     9/28/90      265.823      82.643      71.188
    10/31/90      237.975      79.299      71.410
    11/30/90      260.520      85.415      78.789
    12/31/90      268.035      88.284      77.501
     1/31/91      230.460      92.755      86.947
     2/28/91      221.692     101.048      96.459
     3/28/91      215.430     105.327     100.815
     4/30/91      217.935     105.431     104.652
     5/31/91      220.440     109.538     108.334
     6/28/91      212.925     105.002     107.177
     7/31/91      181.612     109.225     102.572
     8/30/91      175.350     109.798     106.996
     9/30/91      207.915     110.760     101.733
    10/31/91      189.127     114.877      95.582
    11/29/91      161.572     111.106      94.565
    12/31/91      150.300     121.778      95.190
     1/31/92      151.421     126.169      90.777
     2/28/92      136.840     128.004      96.651
     3/31/92      134.615     121.419     103.261
     4/30/92      106.570     119.355      91.711
     5/29/92      114.423     118.765      79.949
     6/30/92      107.692     114.536      77.237
     7/31/92       91.987     117.096      68.801
     8/31/92       91.987     114.189      64.154
     9/30/92       87.500     114.401      61.509
    10/30/92      100.961     117.103      63.427
    11/30/92      121.153     125.174      71.012
    12/31/92      121.153     126.787      75.713
     1/29/93      100.961     131.275      73.223
     2/26/93      100.961     127.848      63.087
     3/31/93      112.179     132.630      66.149
     4/30/93      120.032     130.526      60.867
     5/28/93      114.423     135.372      65.916
     6/30/93      105.448     136.238      71.820
     7/30/93      127.884     138.053      67.139
     8/31/93      125.640     145.084      67.125
     9/30/93      106.570     147.729      64.448
    10/29/93      112.179     151.954      70.498
    11/30/93      121.153     145.113      68.836
    12/31/93      125.640     148.927      71.508
     1/31/94      168.268     151.210      66.255
     2/28/94      154.807     147.566      68.915
     3/31/94      152.563     138.829      68.900
     4/29/94      168.268     137.440      67.269
     5/31/94      159.294     137.144      75.494

     The Peer Group consists of the following companies: A.T. Cross Company, Michael Anthony Jewelers, Inc., Jewelmasters Inc., Tiffany & Co., and Town & Country Corporation. The Company's management is of the opinion that despite the existence of some similarities between the group of companies comprising its peer group and the Company, the Company is unique because of the product it produces, the markets in which its products are sold, and in its position as the only publicly traded diamond cutting and polishing company in the United States. Thus, comparisons made between the Company and the peer group are not necessarily accurate or reliable and do not necessarily reflect the relative performance data for the Company's primary competition.

(1) The cumulative total return for the securities comprising the Peer Group and the AMEX Index assumes the reinvestment of dividends. The total return for the Company's Common Stock does not assume the reinvestment of dividends, since no dividends were declared on the Company's Common Stock during the measurement period. The weighting of the securities comprising each index, according to their market capitalization, has been calculated at the end of each monthly period.

(2) The AMEX Index tracks the aggregate price performance of equity securities of companies traded on the American Stock Exchange. The Company's Common Stock is traded on the American Stock Exchange.

Transactions With Management

     The Company has entered into a sublease with Leon Tempelsman & Son, a New York limited partnership of which Maurice Tempelsman and Leon Tempelsman are the sole general partners ("LTS") under which approximately 30% of the 20th Floor at 529 Fifth Avenue, New York, New York is sublet to LTS. The sublease is prorated to the same rental rate per square foot which the Company is paying to the landlord under its lease for the 19th and 20th Floors at the same location. Rental payments under the sublease amount to a base annual rent of $89,131 (excluding escalations).

     The Company is a party to an agreement dated August 11, 1982, as amended on April 8, 1983, with GIA Gem Trade Laboratory, Inc. ("GTL"), a wholly owned subsidiary of Gemological Institute of America, Inc., pursuant to which the Company has granted a license to GTL to use a laser micro-inscription system developed by the Company in connection with GTL's business of grading diamonds and identifying gem stones and issuing reports thereon. Such agreement, unless earlier terminated in accordance with its terms, expires in the year 2000, when the United States patent on the laser micro-inscription device expires. George
R. Kaplan, Vice Chairman of the Board of the Company, is a Board Member Emeritus of the Board of Governors of the Gemological Institute of America. The agreement requires GTL to pay to the Company royalties based on fees charged by GTL for inscribing gem stones. The agreement with GTL was the result of arms-length negotiations between the Company and GTL.


                 2. RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young, independent certified public accountants, to be auditors for the Company and its subsidiaries for the fiscal year ending May 31, 1995 and recommends that the stockholders ratify that appointment. If a majority of the shares are not voted in favor of ratification, the Board will consider the appointment of other auditors for the ensuing fiscal year. The Board is advised that there is and has been, no relationship between Ernst & Young and the Company or any of its subsidiaries other than the rendition of professional services.

     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young.


                               3. OTHER BUSINESS

     As of the date hereof, the Board of Directors does not know of any matter which will come before the meeting other than the business specified in the foregoing notice of meeting. If any other matter is presented at the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their best judgment.

Solicitation of Proxies

     Solicitation of proxies is being made by the Board of Directors through the mail, in person, and by telegraph and telephone. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to obtain voting instructions from the beneficial owners and will pay their expenses for so doing. The cost of soliciting proxies will be borne by the Company.

Stockholder Proposals for the 1995 Annual Meeting of Stockholders

     Stockholders who wish to have proposals included in the proxy statement and form of proxy to be furnished by the Board of Directors in connection with the Company's 1995 Annual Meeting of Stockholders must submit such proposals so that they are received by the Company no later than May 18, 1995. Please direct such proposals to the attention of the Secretary of the Company.

                                   By order of the Board of Directors,

                                   LEON TEMPELSMAN,
                                   President

New York, New York
September 23, 1994

[LOGO] LAZARE KAPLAN INTERNATIONAL INC.

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN           NOTICE OF
TO ATTEND THE MEETING, PLEASE DATE, MARK AND SIGN         ANNUAL MEETING
   THE ENCLOSED PROXY CARD AND RETURN IT IN THE          OF STOCKHOLDERS
              ENVELOPE PROVIDED.                               AND
                                                         PROXY STATEMENT

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                                                              September 23, 1994